Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Salaried Savings Plan, Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees, Lockheed Martin Corporation Hourly Employee Savings Plan Plus, Lockheed Martin Corporation Operations Support Savings Plan, Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees, and Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico Employees (the “Lockheed Plans”) and the Sandia Corporation Savings and Income Plan and Sandia Corporation Savings and Security Plan (the “Sandia Plans”) of our reports on the Lockheed Plans and Sandia Plans dated June 26, 2009 and June 22, 2009, respectively, with respect to the financial statements and schedules, as applicable, of the above referenced plans included in each of Lockheed and Sandia Plans’ Annual Report (Form 11-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Mitchell & Titus LLP

Washington, DC

October 26, 2009